                               LIMITED RECOURSE
                     DEMAND DEBENTURE AND NEGATIVE PLEDGE

          THIS DEBENTURE is issued as of April 1, 1997 by FOREST OIL CORPORATION, a corporation under the laws of New York (the "CORPORATION").

                                   ARTICLE 1
                   PROMISE TO PAY:  PRINCIPAL AND INTEREST

1.1       PRINCIPAL

          The Corporation, for value received, hereby acknowledges itself indebted and promises to pay to or to the order of 611852 Saskatchewan Ltd. (who and whose successors and assigns as holders of this Debenture are herein called the "HOLDER"), ON DEMAND (or on such earlier date as the Obligations hereby secured may become payable in accordance with Section 12.3), the principal amount of Eighty Million Canadian dollars (C$80,000,000) at the main office of the Holder at 600, 800 - 6th Avenue S.W., Calgary, Alberta or at such other place as the Holder may designate from time to time by notice in writing to the Corporation.

1.2       INTEREST

          The Corporation shall pay to the Holder at the same place interest on the Principal Amount at a rate equal to the Prime Rate plus two percent (2%) per annum. Such interest shall accrue on a daily basis and shall be calculated and payable monthly in arrears on the first Banking Day of each month in respect of the immediately preceding calendar month, based on the actual number of days elapsed. If payment of the Principal Amount is demanded, or otherwise becomes payable in accordance with Section 12.3, all accrued and unpaid interest shall also be payable on the date for payment of the Principal Amount.

          Each change in the Prime Rate shall, for the purposes hereof, be effective at 12:01 a.m. on the date upon which such change occurs, without any requirement for notice to the Corporation of such change.

                                   ARTICLE 2
                        DEFINITIONS AND INTERPRETATION

2.1       DEFINITIONS

          In this Debenture, unless there is something in the subject matter or context inconsistent therewith:

     "ALBERTA HYDROCARBON RIGHTS" shall have the meaning described thereto in
Section 4.1(a);

     "APPLICABLE LAWS" means, in relation to any person, transaction or event:

     (a) all applicable provisions of laws, statutes, rules and regulations from time to time in effect of any Governmental/Judicial Body, and

     (b) all judgments, orders, awards, decrees, official directives, writs and injunctions from time to time in effect of any Governmental/Judicial Body in an action, proceeding or matter in which the person is a party or by which it or its property is bound or having application to the transaction or event;

     "BANKING DAY" means a day on which banks are open for business in Calgary, Alberta, but does not include a Saturday or a Sunday;

     "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of April 1, 1997 among Canadian Forest Oil Ltd., those "Subsidiary Borrowers" (as defined therein) that become borrowers thereunder and the Holder, as amended, restated or otherwise modified from time to time;

     "EVENT OF DEFAULT" means any event or circumstance enumerated in
     Section 12.2;

     "FOREST PURCHASE AGREEMENT" means the Petroleum, Natural gas and General Rights Conveyance dated as of April 1, 1997 between Canadian Forest Oil Ltd., as seller, and the Corporation, as purchaser;

     "GOVERNMENTAL/JUDICIAL BODY" means:

     (a) any government, parliament or legislature, any regulatory or administrative authority, agency, commission or board and any other statute, rule or regulation making entity having jurisdiction in the relevant circumstances,

     (b) any person acting under the authority of any of the foregoing or under a statute, rule or regulation thereof, and

     (c) any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

     "HYDROCARBON RIGHTS" means any leasehold, license, permit, reservation, working, royalty, profit, carried, fee, mineral or other interest, estate or right in or in respect of any Hydrocarbons;

     "HYDROCARBONS" means petroleum, natural gas and any other solid, liquid or gaseous hydrocarbons (whether consisting of a single element or of two or more elements in chemical combination or uncombined), and any other substances (whether a hydrocarbon or not) produced in association therewith, including oil-bearing shale, tar sands, crude oil, petroleum, helium, sulphur and hydrogen sulphide, and any of the foregoing;

     "LEASE" includes a sublease and any other agreements in the nature of a lease;

     "LIEN HEREOF" means the Security Interests created or expressed to be created or required to be created by the Corporation pursuant to this Debenture;

     "LOAN DOCUMENTS" shall have the meaning ascribed thereto in Section 5.1;

     "MATERIAL ADVERSE EFFECT" shall have the meaning ascribed thereto in
     Section 9.5(a);

     "MORTGAGED PROPERTY" means the property, assets and undertakings of the Corporation which are subject to the lien hereof; such term shall be deemed to refer to such property, assets and undertakings or any part thereof;

     "OBLIGATIONS" means all of the indebtedness, liabilities and obligations, present and future, matured or not, of the Corporation under this Debenture, including payment of the Principal Amount, interest thereon and interest on overdue interest, payment of all other amounts required to be paid hereunder, and observance and performance of all other covenants, indemnities, terms, conditions, agreements and other requirements herein contained, both monetary and non-monetary;

     "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, union, government or any agency, department or instrumentality thereof, the executors or legal representatives of an individual, or any other entity;

     "PPSA" means the PERSONAL PROPERTY SECURITY ACT (Alberta);

     "PRIME RATE" shall mean the greater of (i) the per annum floating rate of interest established from time to time by The Chase Manhattan Bank of Canada as the base rate it will use to determine rates of interest on Canadian dollar loans to its customers in Canada and (ii) the sum of
     (A) the discount rate expressed as a rate of interest per annum payable by the purchasers of 30 day bills of exchange, duly completed and accepted by The Chase Manhattan Bank of Canada, as established by The Chase Manhattan Bank of Canada, and (B) 100 basis points;

     "PRINCIPAL AMOUNT" means the principal amount payable by the Corporation pursuant to Section 1.1 (or, subject to Section 3.2, so much thereof as remains from time to time unpaid);

     "RECEIVER" means any receiver or receivers of the Mortgaged Property appointed by the Holder pursuant to this Debenture or by a court at the request of the Holder; such term shall be deemed to refer to a receiver or receiver-manager; and

     "SECURITY INTEREST" means with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property (including advance payment or similar arrangements with respect to minerals in place). For these purposes, property shall be deemed to be subject to a Security Interest if a person has acquired or holds that property subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.

Derivations of any of the foregoing defined terms shall have a corresponding meaning.

2.2       HEADINGS AND REFERENCES

     (a) The division of this Debenture into Articles and Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

     (b) The terms "this Debenture", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular Article, Section or other portion hereof and include any amendments or supplements hereto. Unless otherwise stated, references herein to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Debenture.

2.3       NUMBER AND GENDER

          Words importing the singular number shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

2.4       PER ANNUM CALCULATIONS; CURRENCY; TIME; "INCLUDING"

     (a) Unless otherwise stated, interest specified as a rate "per annum" shall be computed on the basis of a calendar year of 365 days or 366 days, as the case may be.

     (b) The theory of "deemed reinvestment" shall not apply to the computation of interest hereunder and no allowance, reduction or deduction shall be made for the deemed reinvestment of interest in respect of any payments hereunder. Calculation of interest hereunder shall be made using the nominal rate method, and not the effective rate method, of calculation.

     (c) Unless otherwise stated, references herein to dollar amounts or $ shall be deemed to be references to Canadian dollars.

     (d) Unless otherwise stated, references herein to time shall mean local time in Calgary, Alberta.

     (e) The word "including" shall not be construed to limit or restrict the generality of the matter that precedes it.

2.5       STATUTE REFERENCES

          References herein to a statute include, unless otherwise stated, regulations passed or in force pursuant thereto and any amendments to such statute or to such regulations from time to time, and any legislation or regulations substantially replacing the same or substantially replacing any specific provision to which such reference is made.

                                   ARTICLE 3
                              DEPOSIT OF DEBENTURE

3.1       DEPOSIT OF DEBENTURE AS COLLATERAL SECURITY

          This Debenture may be issued, pledged, hypothecated or deposited by the Corporation as collateral security for any indebtedness, liabilities or obligations (direct or indirect, present or future, absolute or contingent, matured or not, extended or renewed) of the Corporation, and may only be cancelled by the Corporation when physically redelivered by the Holder to the Corporation upon satisfaction of all such liabilities, indebtedness or obligations. While this Debenture is so issued, pledged, hypothecated or deposited it shall not be redeemed by reason of the account of the Corporation having ceased to be in debit, or by reason of the liabilities, indebtedness or obligations in respect of which this Debenture is issued, pledged, hypothecated or deposited being repaid or satisfied from time to time.

3.2       DEBENTURE IS OUTSTANDING FOR FULL FACE AMOUNT

          Notwithstanding anything in Sections 3.1, 3.3 or elsewhere contained, this Debenture shall constitute a secured promise of the Corporation to pay the full face Principal Amount referred to in Section 1.1 irrespective of whether any liabilities, indebtedness or obligations in respect of which this Debenture may have been issued, pledged, hypothecated or deposited as collateral security are less than such amount. The Corporation agrees and confirms that no payment by the Corporation to the Holder on account of any such liabilities, indebtedness or obligations shall reduce the Principal Amount owing under this Debenture unless such payment is specifically and expressly in writing appropriated by the Holder to this Debenture.

3.3       DEBENTURE SECURES REVOLVING LINE

          This Debenture secures, among other things, a revolving line of credit in the aggregate principal amount of up to the Principal Amount, and both present and future advances, and accordingly the Holder shall be entitled to all priorities and advantages conferred pursuant to Section 106.1 of the LAND TITLES ACT (Alberta) and the PPSA.

                                   ARTICLE 4
                                    SECURITY

4.1       SECURITY FOR OBLIGATIONS

          As continuing security for the due payment, observance and performance of all Obligations of the Corporation, but subject to the exception as to leaseholds hereinafter contained, the Corporation hereby:

     (a) FLOATING CHARGE ON REAL PROPERTY: grants, assigns, transfers, mortgages and charges as and by way of a first floating charge to and in favour of the Holder, all of the Corporation's Hydrocarbon Rights of whatsoever nature and kind, situate in the Province of Alberta, now or hereafter owned by the Corporation or in which the

          Corporation now has or hereafter acquires any interest of any nature whatsoever, INCLUDING the Corporation's present and after-acquired right, title, estate and interest (whether freehold, leasehold, profit a prendre or otherwise, and whether legal or equitable, corporeal or incorporeal) in and to all real property related to such Hydrocarbon Rights in Alberta and the buildings, structures, improvements, expansions, erections, works and fixtures situate thereon, and specifically including the Hydrocarbon Rights acquired by the Corporation pursuant to the Forest Purchase Agreement (all such property subject to this floating charge being herein referred to as the "ALBERTA HYDROCARBON RIGHTS");

     (b) PERSONAL PROPERTY: grants, assigns, conveys, transfers, mortgages and charges as and by way of a first fixed and specific mortgage and charge to and in favour of the Holder, and the Holder hereby takes a continuing security interest in, all of the Corporation's present and after-acquired personal property including all present and after-acquired intellectual property and rights thereto and therein, all present and after-acquired franchises, privileges, permits, grants, licenses, consents, authorizations, contracts and agreements, and all present and after-acquired goods, chattel paper, documents of title, instruments, money and intangibles (including debts, accounts, claims and receivables generated by the sale of any Alberta Hydrocarbon Rights or any production of Hydrocarbons therefrom), as any of such terms are defined in the PPSA, directly related to, derived from or used or useful in connection with the Alberta Hydrocarbon Rights and, in the case of tangible equipment and facilities, situate in Alberta;

     (c) INCREASES AND ADDITIONS: grants, assigns, conveys, transfers, mortgages and charges as and by way of a first fixed and specific mortgage and charge to and in favour of the Holder, and the Holder hereby takes a continuing security interest in, all increases, additions, accretions, attachments, parts, profits and accessions to any of the foregoing personal property and situate in Alberta, together with all substitutions for and replacements and renewals of any of the foregoing personal property; and

     (d) PROCEEDS: grants, assigns, conveys, transfers, mortgages and charges as and by way of a first fixed and specific mortgage and charge to and in favour of the Holder, and the Holder hereby takes a continuing security interest in, all personal property derived directly or indirectly as proceeds from any dealing with any of the foregoing personal property (or any dealing with such proceeds), whether or not of the same type, class or kind as the original property, and wherever situate, including any right to an insurance payment or any other payment as indemnity or compensation for loss or damage, and payments made in the total or partial discharge of an intangible, chattel paper, an instrument, a security, or a mortgage or charge in respect of an interest in land.

     The Corporation acknowledges that:

          (i)   value has been given;

          (ii)  the Corporation has rights in the Mortgaged Property;

          (iii) the time of attachment of the lien hereof has not been postponed; and

          (iv) the lien hereof is effective forthwith on the Corporation's execution of this Debenture.

4.2       HABENDUM

          The Holder shall have and hold the Mortgaged Property and the rights hereby conferred on the Holder for the use and purpose and with the powers and authorities herein expressed.

4.3       HOLDER NOT LIABLE ON CORPORATION'S AGREEMENTS

          Nothing contained in this Debenture shall be construed as rendering the Holder liable, directly or indirectly, for any obligations of the Corporation under any agreement, instrument, permit, lease, license or other document subject to the lien hereof, or any judgment, decree or order of any Governmental/Judicial Body.

4.4       CHARGE VALID IRRESPECTIVE OF ADVANCE OF MONEYS

          The lien hereof shall be and be deemed to be effective whether or not the moneys hereby secured or any part thereof shall be advanced before, upon or after the date of execution and issuance of this Debenture.

                                   ARTICLE 5
                               LIMITED RECOURSE

5.1       LIMITED RECOURSE

          Notwithstanding anything else in this Debenture expressed or implied or expressed or implied in any other agreement, document, instrument or certificate entered into or to be entered into by, between or among any persons (including the Corporation) in connection with any transactions to which this Debenture or the Credit Agreement relates (all of the foregoing agreements, documents, certificates and instruments, including this Debenture, are herein collectively called the "LOAN DOCUMENTS"), it is expressly understood and agreed that:

     (a) the right of the Holder to recover from the Corporation any indebtedness, obligations, liabilities, costs, expenses, or damages owing by the Corporation under, in connection with or arising out of the Loan Documents (whether by reason of breach or default under any covenant, term, representation, warranty or other provision of any of the Loan Documents or otherwise), or owing by the Corporation at law, in equity or otherwise howsoever in connection with the Loan Documents, shall be limited and restricted to the rights of the Holder to realize upon the Mortgaged Property, and the obtaining of any judgment in respect of the indebtedness, obligations, liabilities, costs, expenses, or damages referred to above to the extent necessary to effect such realization; and

     (b) the Holder shall have no recourse against the Corporation for the deficiency, if any, which may exist after the Holder has realized upon the Mortgaged Property pursuant to this Debenture.

All Loan Documents shall be deemed to incorporate the foregoing limitations whether or not expressly set out therein. Each reference to the Holder and the Corporation shall, for certainty, be deemed to include their respective successors and assigns.

5.2       RIGHTS AGAINST OTHER PARTIES NOT AFFECTED

          Nothing in Section 5.1 shall be construed as limiting the Holder's rights to enforce the Loan Documents against any of the parties thereto other than the Corporation.

                                   ARTICLE 6
                       POSSESSION AND USE UNTIL DEFAULT

6.1       POSSESSION

          Unless and until an Event of Default shall have occurred and is continuing, the Corporation may, subject to the express terms hereof:

     (a) possess, operate, manage, use and enjoy the Mortgaged Property and control the conduct of its business, and take and use the incomes and profits thereof, and

     (b) exercise, enjoy and enforce all of its rights and remedies under any agreement subject to the lien hereof;

but nothing herein shall be construed as subordinating the lien hereof to any other present or future creditor of the Corporation, whether secured or unsecured.

                                   ARTICLE 7
                                    LEASES

7.1       LAST DAY OF TERM EXCLUDED

          The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Corporation shall be excepted from the lien hereof and shall not form part of the Mortgaged Property, but the Corporation shall stand possessed of such one day upon trust for the Holder, to assign and dispose of the same as the Holder or any assignee from the Holder of such lease or agreement shall direct. The Holder may at any time after the occurrence and during the continuance of an Event of Default remove the Corporation as trustee and appoint another in its place.

                                   ARTICLE 8
                          RESTRICTIONS ON ASSIGNMENT

8.1       PROHIBITIONS ON ASSIGNMENT

          If any lease, agreement, license or permit contains a clause which provides in legal effect that it can not be encumbered in the manner herein provided without the consent or approval of the other party thereto or the issuer thereof, then the effectiveness of the lien hereof (vis-a-vis such party or issuer only and in respect to such lease, agreement, license or permit only) shall be conditional upon such consent or approval having been obtained. The Corporation shall use its best efforts to obtain such consent or approval forthwith, and the lien hereof, while effective as against the Corporation and all other persons immediately, shall be effective against such other party as soon as the required consent or approval is given, or deemed or required to be given, whichever shall first occur.

          For greater certainty, nothing in this Section 8.1 shall apply in respect of any lease, agreement, license or permit or any payments thereunder in respect of which Section 41(7) of the PPSA is applicable.

8.2       REALIZATION ON AGREEMENTS

          Nothing in Section 8.1 or elsewhere in this Debenture shall be construed as limiting the rights of the Holder or any Receiver to rely upon provisions in any agreement or instrument subject to the lien hereof where such provisions are more favourable to the Holder or a Receiver than those contained herein (notwithstanding any inconsistency herewith), nor as requiring the Holder or any Receiver to comply with any restrictions of the nature referred to in Section 8.1 in connection with any realization on the Mortgaged Property where such compliance is not otherwise required by the law relating to realization of security.

                                   ARTICLE 9
                                   COVENANTS

9.1       NEGATIVE PLEDGE

          The Corporation shall not create, incur, assume or suffer to exist any Security Interest on the Mortgaged Property, whether now owned or hereafter acquired, EXCEPT:

     (a)  Security Interests created pursuant to this Debenture;

     (b) Security Interests imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on its books in accordance with GAAP;

     (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, builder's or other like Security Interests arising in the ordinary course of business that are not overdue for a period of more than 45 days or that are being contested in good faith and by appropriate proceedings, and Security Interests securing judgments less than C$1,000,000;

     (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of the Mortgaged Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Mortgaged Property subject thereto or interfere with the ordinary conduct of the business of the Corporation in respect of the Mortgaged Property;

     (e) Security Interests for farm-in, farm-out, joint operating, area of mutual interest agreements or similar agreements entered into by the Corporation in the ordinary course of business which the Corporation determines in good faith to be necessary for or advantageous to the economic development of the Mortgaged Properties; PROVIDED any farm-out agreements covering the Mortgaged Property (other than property that is "Unrestricted Property" as defined in the Credit Agreement) shall require the prior written consent of the Holder;

     (f) any extension, renewal or replacement of the foregoing, PROVIDED that the Security Interests permitted hereunder would not nor shall be amended to cover any additional indebtedness or property (other than a substitution of like property); and

     (g) additional Security Interests upon the Mortgaged Property created after the date hereof PROVIDED that the aggregate indebtedness secured thereby and incurred on and after the date hereof together with Security Interests granted by the Borrowers (as defined in the Credit Agreement) under the Credit Agreement shall not exceed C$1,000,000 (or its equivalent in other currencies) in the aggregate at any one time outstanding.

9.2       TRANSFER OF MORTGAGED PROPERTY

          The Corporation will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of the Mortgaged Property, whether now owned or hereafter acquired including, without limitation, receivables and leasehold interests, but excluding:

     (a) obsolete or worn-out Mortgaged Property, tools or equipment no longer used or useful in its business so long as the sum of the amount thereof plus the amount of any Property (as defined in the Credit Agreement), tools or equipment no longer used or useful in any Borrower's business, sold in any single fiscal year by (collectively) the Corporation, Canadian Forest Oil Ltd. and the other Subsidiary Borrowers shall not, in the aggregate, have a fair market value in excess of C$1,000,000 (or the equivalent in other currencies);

     (b) any hydrocarbons produced or sold in the ordinary course of business and on ordinary business terms (excluding prepayment contracts or similar agreements or any other sale or lease of interests in hydrocarbons in the ground);

     (c) other Mortgaged Properties (other than Unrestricted Properties) provided that the sum of the fair market value of such other properties and the fair market value of any Properties (as defined in the Credit Agreement) conveyed, sold, leased, transferred or otherwise disposed of by (collectively) the Corporation, Canadian Forest Oil Ltd. and other Subsidiary Borrowers on or after the date hereof shall not, in the aggregate, exceed C$7,500,000 (or the equivalent in other currencies) (PROVIDED, if any single property or group of properties disposed of as part of a single plan of disposition, sale, transfer, lease or conveyance shall have a fair market value in excess of C$1,000,000 (or the equivalent in other currencies), such disposition shall not occur without the prior written consent of the Holder);

     (d) the scheduled expiration of leases covering hydrocarbon producing properties in accordance with their terms; and

     (e)  Unrestricted Properties (as defined in the Credit Agreement).

9.3       MAINTAIN INSURANCE

          The Corporation will maintain insurance with financially sound and reputable insurance companies with respect to the Mortgaged Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

9.4       LIMITATION ON SALE AND LEASEBACKS OF THE MORTGAGE PROPERTY

          The Corporation will not enter into, renew or extend any transaction or series of related transactions pursuant to which the Corporation sells or transfers any of the Mortgaged Property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Mortgaged Property to the seller or transferor.

9.5       ENVIRONMENTAL MATTERS

     (a) The Corporation will, in connection with the Mortgaged Property, comply in all material respects with all Environmental Laws now or hereafter applicable thereto and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations in respect of the Mortgaged Property and maintain such authorizations in full force and effect, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on (w) the ability of the Corporation to perform its obligations under this Agreement, (x) the validity or enforceability of the Agreement, (y) the rights of any Lender (as defined in the Credit Agreement) under this Agreement, or (z) the Mortgaged Property (a "MATERIAL ADVERSE EFFECT").`

     (b) The Corporation will promptly furnish to the Holder all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings, administrative, civil or criminal, at law or in equity, received by the Corporation or of which it has notice, pending or threatened against the Corporation by any governmental authority with respect to any alleged violation of or non-compliance with any environmental laws or any permits, licenses or authorizations in connection with its ownership or use of the Mortgaged Property.

     (c) The Corporation will promptly furnish to the Holder all requests for information, notices of claim, demand letters, and other notifications, received by the Corporation, to the effect that, in connection with its ownership or use of the Mortgaged Property or the conduct of its business, it may be potentially responsible with respect to any investigation or clean-up of Hazardous Material on the Mortgaged Property.

9.6       NO ACTION TO AFFECT PRIORITY

          The Corporation shall not do anything to adversely affect the priority of this Debenture.

9.7       FIXED CHARGE

          The Corporation shall, upon the reasonable request by the Holder or the Agent, grant a fixed mortgage and charge (in form and substance satisfactory to the Holder and the Agent) to or for the benefit of the Holder, as collateral security for the Corporation's obligations to the Holder under this Debenture, on any of the Alberta Hydrocarbon Rights now owned or hereafter acquired that are subject to a floating charge created by this Debenture, free and clear of any other mortgages, charges, encumbrances or other security interests except as provided in Section 9.1.

9.8       FURTHER ASSURANCES

          The Corporation shall, after notice thereof from Holder or the Agent, do all such further acts and things and execute and deliver all such further documents as shall be reasonably requested by the Holder or the Agent in order to give effect to this Debenture and shall cause the same to be registered wherever, in the opinion of the Holder or the Agent, such registration may be required or advisable to preserve, perfect or validate or continue the perfected status of any deemed or other Security Interest granted pursuant to this Debenture or to enable the Holder to exercise and enforce its rights hereunder with respect to such deemed or other Security Interest.

                                      ARTICLE 10
                               APPLICATION OF PAYMENTS

10.1      APPLICATION OF PAYMENT

          All payments made by the Corporation hereunder, whether before or after the occurrence of an Event of Default, including any proceeds of realization on security received by the Holder, shall be applied to the Obligations in such order as the Holder determines in its discretion, and the Corporation agrees not to direct any payment to be accepted in any order contrary to this provision.


                                      ARTICLE 11
                                     TITLE CLAIMS

11.1      CLAIMS AGAINST TITLE

          If the lien hereof, or the Corporation's title to, or the rights of the Holder in or to, any material part of the Mortgaged Property shall be endangered or shall be attacked directly or indirectly, or if any legal proceedings are instituted against the Corporation with respect thereto, the Corporation will promptly give written notice thereof to the Holder, and the Corporation shall take all necessary and proper steps for the defence of the Corporation's title to the Mortgaged Property and the lien of this Debenture thereon and will take such action as is reasonably appropriate to the defence of any such legal proceedings including the employment of counsel, the prosecution or defence of litigation and the release or discharge of claims made against the title to the Mortgaged Property or the lien hereof.


                                      ARTICLE 12
                              DEMAND; EVENTS OF DEFAULT

12.1      OBLIGATIONS PAYABLE ON DEMAND

          The Corporation agrees and acknowledges that the Obligations for the payment of any money hereunder (including the Principal Amount) are payable by the Corporation ON DEMAND by the Holder.

12.2      EVENTS OF DEFAULTS

          The happening of any of the following events or circumstances shall be an "EVENT OF DEFAULT":

     (a) NON-PAYMENT ON DEMAND: the Corporation shall fail to pay the Principal Amount or interest thereon when demanded by the Holder;

     (b) INSOLVENCY (VOLUNTARY PROCEEDINGS): the Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or any substantial part of the Mortgaged Property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (iv) take any corporate action for the purposes of effecting any of the foregoing, or (v) do the equivalent of any of the foregoing under the laws of Canada;

     (c) INSOLVENCY (INVOLUNTARY PROCEEDINGS): a proceeding or case shall be commenced, without the application or consent of the Corporation, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Corporation or of all or any substantial part of the Mortgaged Property, (iii) similar relief in respect of such Corporation under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or (iv) the equivalent of any of the foregoing under the laws of Canada; or

     (d) any Event of Default (as defined in the Credit Agreement) shall occur and be continuing.

12.3      AUTOMATIC ACCELERATION

          Upon the occurrence of an Event of Default, all of the Obligations for the payment of any money hereunder (including the Principal Amount and interest thereon) shall automatically be and become immediately due and payable without presentment, demand (except the demand referred to in Section 12.2(a)) or notice of any kind, all of which are hereby waived by the Corporation.

12.4      NO WAIVER

          No delay or omission of the Holder in exercising any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and no act or omission of the Holder shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the Holder's rights resulting therefrom.

12.5      WAIVER OF COVENANTS

          The Holder may waive any breach by the Corporation of any of the provisions contained in this Debenture or any failure by the Corporation in the observance or performance of any covenant or condition required to be observed or performed by the Corporation hereunder; provided that no such waiver or act by the Holder shall be binding on the Holder or shall extend to or be taken in any manner to affect any subsequent breach or failure or the Holder's rights resulting therefrom.

                                      ARTICLE 13
                                       REMEDIES

13.1      REMEDIES

          Upon the occurrence of an Event of Default, the lien hereof shall immediately become enforceable. If the lien hereof becomes enforceable and the Holder has determined to enforce the same, the Holder may itself (or through an agent) to the fullest extent permitted by law, and a Receiver appointed by the Holder pursuant to Section 13.2 hereof may:

     (a) POSSESSION OF MORTGAGED PROPERTY AND POWER OF ENTRY: take possession of the Mortgaged Property to the exclusion of the Corporation and to that end the Corporation agrees that the Holder or Receiver may at any time enter upon lands and premises comprising the Mortgaged Property or where the Mortgaged Property may be found for the purpose of taking possession of and/or removing the Mortgaged Property. In the event that the Holder or Receiver takes possession of the Mortgaged Property, it shall have the right to seize, repossess and maintain the same upon the premises on which the Mortgaged Property may then be situate without removal to other premises, and may dispose of the same from such premises;

     (b) POWER OF DISPOSITION: sell, lease or otherwise dispose of the Mortgaged Property either as a whole or in separate parcels, units or parts, by public sale (including public auction) or private or closed tender or by private contract, with only those notices, if any, as are required by Applicable Law, and with or without advertising and without any other formality (except as otherwise required by Applicable Law), and such sale, lease or disposition shall be on such terms and conditions as to title, credit and otherwise and as to upset or reserve bid or price as may seem advantageous to the Holder or Receiver, and the Holder or Receiver shall not be required to accept the highest or any bid or tender at any public sale. If such sale, lease or disposition is made in whole or in part on credit or deferred payment, there need only be applied against the Obligations the actual cash received from time to time. The Holder may itself purchase or lease the Mortgaged Property, unless prohibited from doing so by Applicable Law. The Holder or Receiver may rescind or vary any contract for the sale, lease or other disposition of the Mortgaged Property and may resell or re-lease without being answerable for any loss occasioned thereby, and may delay any disposition of the Mortgaged Property in whole or in part;

     (c) CARRYING ON BUSINESS: carry on or concur in the carrying on, or cease the carrying on, of all or any part of the business or undertaking of the Corporation in relation only to the Mortgaged Property and may to the exclusion of the Corporation enter upon, occupy and use all or any of the premises, buildings, plants and undertakings of or occupied or used by the Corporation and forming part of the Mortgaged Property and may use any or all of the machinery, equipment, tools and other assets of the Corporation included in the Mortgaged Property for such time as the Holder or Receiver sees fit, free of charge, to carry on the business of the Corporation in relation to the Mortgaged Property and, if applicable, to produce or manufacture or complete the production or manufacture of any resources or products, to pack and ship or transport the resources or products, to employ and discharge any persons upon such terms and remuneration as it deems appropriate, and generally to have the same rights and powers as the Corporation would have in carrying on such business in relation to the Mortgaged Property were it not in default hereunder;

     (d) PAY ENCUMBRANCES: pay all or any part of any indebtedness of the Corporation secured by a Security Interest against the Mortgaged Property, whether prior to or subordinate to the lien hereof;

     (e) FORECLOSURE: foreclose or otherwise realize upon the Mortgaged Property pursuant to Applicable Law;

     (f) DEAL WITH MORTGAGED PROPERTY: obtain, hold, maintain, release to third parties, repair, replace, substitute, protect, preserve, process, prepare, or otherwise deal with the Mortgaged Property in such manner, upon such terms and conditions and at such time or times as may seem advisable to the Holder or Receiver without notice to the Corporation (except as otherwise required by Applicable Law);

     (g) FILE PROOFS OF CLAIM: file such proofs of claim and other documents as may be necessary or advisable in order to prove the claim of the Holder in any bankruptcy, proposal, plan of arrangement, winding-up or other proceeding relating to the Corporation or the Mortgaged Property;

     (h) COMMENCE ACTIONS: commence and proceed with any actions or judicial proceedings seeking such legal and/or equitable remedies as the Holder or Receiver deems advisable to protect and enforce its rights hereunder;

     (i) EXPENSES OF REALIZATION: charge on its own behalf and pay to others amounts incurred (including legal fees on a solicitor and his own client basis, and Receivers' and accounting fees) in or in connection with any dealing with the Mortgaged Property or acts in respect thereof referred to in the preceding paragraphs, and in connection with the protection and enforcement of its rights hereunder (including in connection with advice with regard to any of the foregoing); the Holder or Receiver may deduct such amounts from the proceeds of realization or may add such amounts to the Obligations, whereupon the same shall be payable by the Corporation to the Holder on demand and shall bear interest at the rate set forth herein in respect of the Principal Amount calculated from the date incurred by the Holder or Receiver to the date paid by the Corporation and such amounts and such interest shall be secured by the lien hereof; and

     (j) ENFORCEMENT: otherwise enforce this Debenture by any method permitted by Applicable Law.

13.2      RECEIVER

     (a) PRIVATE APPOINTMENT: The Holder may, at any time after the lien hereof has become enforceable and whether or not the Holder shall itself or through its agents have taken possession of the Mortgaged Property or taken any other actions or steps with regard thereto, appoint by instrument in writing a Receiver of the Mortgaged Property. Any such Receiver shall have all of the powers, remedies and rights set forth in Section 13.1, and the powers, remedies and rights of the Holder hereunder, in addition to those possessed by a receiver or receiver-manager, as applicable, at law or in equity, unless any of such powers, remedies and rights are expressly limited in the instrument appointing the Receiver or in amendments thereto. The Holder may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver appointed by the Holder may but need not be appointed or supervised in any way by a court, and may be appointed with or without bond or security. The Holder may from time to time fix the remuneration of every such Receiver, and direct the payment thereof out of the Mortgaged Property or the proceeds thereof in priority to payment of the Obligations.

     (b) RECEIVER'S CERTIFICATES: A Receiver appointed pursuant to paragraph (a) may, with the consent in writing of the Holder, borrow money for the maintenance, protection or preservation of the Mortgaged Property or for the carrying on of the business or undertaking of the Corporation, and any Receiver may issue certificates (in this paragraph called "RECEIVER'S CERTIFICATES"), for such amounts as will in the opinion of the Holder be sufficient for obtaining upon the security of the Mortgaged Property the amounts from time to time required, and such Receiver's Certificates may be payable either to order or bearer and may be payable at such time or times as the Holder may consider expedient, and shall bear such interest as shall therein be provided and the Receiver may sell, deposit, pledge or otherwise dispose of the same in such manner as the Holder may consider advisable and may pay such commission on the sale thereof as he may consider reasonable, and the amounts from time to time payable by virtue of such Receiver's Certificates shall at the option of the Holder be entitled to the security of the lien hereof in priority to the Obligations.

     (c) AGENT FOR CORPORATION: Any Receiver appointed pursuant to paragraph (a) shall so far as concerns responsibility for its acts be deemed the agent of the Corporation, and the Holder shall not be responsible for any misconduct or negligence on the part of any such Receiver.

     (d) POWER OF ATTORNEY: To enable the Holder to exercise the powers granted to it hereunder, the Corporation hereby irrevocably appoints the Holder as its attorney and on its behalf to effect any sale, lease or other disposition of the Mortgaged Property (including any real property subject to the lien hereof), and to execute all instruments and deeds, and do all acts, matters and things that may be necessary or advisable in the name of or on behalf of the Corporation or otherwise. The power of attorney hereby granted shall be effective upon the occurrence of an Event of Default and shall continue throughout the continuance of any Event of Default. Any deed, lease, agreement or other instrument required to be signed under seal and signed by the Holder under its seal pursuant hereto shall have the same effect as if it were signed under the corporate seal of the Corporation. The Holder shall have full power of substitution, and may provide the Receiver with the power to exercise such rights as attorney hereunder, and may at any time revoke any such substitution.

     (e) COURT APPOINTMENT: The Holder may, in its sole discretion, either before or after the private appointment of a Receiver hereunder, institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Mortgaged Property, and in such case the Receiver shall have the powers expressed in the order appointing it, as such order may be varied from time to time.

     (f) POWER OF DIRECTORS: Upon the appointment of any Receiver, all powers, functions, rights and privileges of the directors of the Corporation with respect only to the Mortgaged Property shall cease unless specifically continued by the written consent of the Holder.

13.3      DEALING WITH SECURITY

     (a) The Holder may grant renewals, extensions of time and other indulgences, take, release and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release the Mortgaged Property to third parties and otherwise deal or fail to deal with the Corporation, debtors of the Corporation, guarantors, sureties and others and with the Mortgaged Property and other securities as the Holder may see fit, all without prejudice to the liability of the Corporation to the Holder or the Holder's rights and powers under this Debenture.

     (b) Nothing in this Debenture shall be construed as requiring the Holder to exercise all or any of its possession or realization rights hereunder in respect of all or any particular part of the Mortgaged Property. Such possession or realization rights may be exercised by the Holder in such manner and in respect of all or any particular part of the Mortgaged Property as the Holder may determine in its sole discretion, and the Holder may specifically elect not to take possession or control over, or appoint a Receiver in respect of, any such assets while exercising all remedies available to it in respect of any other Mortgaged Property. The Holder may also, of its own volition, release or discharge from the lien hereof any Mortgaged Property that it desires to release to the Corporation, and the Corporation covenants to accept such release and execute any acknowledgments as the Holder may require in respect thereof.

13.4      CASH COLLATERAL ACCOUNT

          The Holder shall be entitled, when in its sole discretion it considers doing so advantageous to it at any time during the term hereof (including in the course of realizing on the lien hereof), to retain any realization proceeds in a cash collateral account maintained by it, such cash collateral account to be subject to the lien hereof, and amounts so retained ultimately to be applied (with any accrued interest) to the Obligations.

13.5      VALIDITY OF SALE

          No person dealing with the Holder or any Receiver shall be concerned to inquire whether the lien hereof has become enforceable or whether the powers which the Holder or any Receiver is purporting to exercise have become exercisable or whether any money remains due on the security of the Mortgaged Property or as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or other disposition shall be made or otherwise as to the propriety or regularity of any sale or any other dealing by the Holder with the Mortgaged Property or to see to the application of any moneys paid to the Holder or Receiver.

13.6      RIGHTS AND REMEDIES IN ADDITION

          Each and every right, remedy and power conferred by this Article is in supplement of and in addition to and not in substitution for any other right, remedy or power the Holder or any Receiver may have from time to time under this Article or elsewhere in this Debenture, or in any other agreement or under Applicable Law at the time of the exercise of such right, remedy or power. The Holder or Receiver may proceed by way of any action, suit, remedy or other proceeding at law or in equity (including specific performance of any covenant and injunctions against violations of any covenant) and no such remedy for the enforcement of the rights of the Holder or Receiver shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination and in particular the power of sale and other realization remedies contained herein may be exercised without the Holder entering into possession of or exercising control over the Mortgaged Property. Notwithstanding the foregoing, the Holder shall not be bound to deal with the Mortgaged Property, to exercise any right or remedy as aforesaid, or to preserve rights against other persons.

13.7      APPLICATION OF INSURANCE PROCEEDS

          Any insurance monies received by the Holder pursuant to this Debenture may at the option of the Holder be applied to rebuilding or repairing the Mortgaged Property or any part thereof, or be paid to the Corporation, or any such monies may be applied in the sole discretion of the Holder, in whole or in part, to the repayment of the Obligations hereby secured or any part thereof whether then due or not.


                                      ARTICLE 14
                               LIMITATION OF LIABILITY

14.1      LIMITATION OF LIABILITY

     (a) Subject to paragraph (c), the Holder and any Receiver shall not be liable, accountable or responsible for any loss or damage suffered or incurred by the Corporation as a result of:

          (i) the failure by the Holder or a Receiver to exercise any rights or remedies provided for herein, or to exercise any right or remedy in lieu of any other right or remedy; or

          (ii) the taking and maintaining of possession by the Holder or a Receiver of the Mortgaged Property pursuant to the terms of this Debenture, or the carrying on of the business of the Corporation as herein provided.

     (b) Subject to paragraph (c), the Holder and any Receiver shall not be liable, accountable or responsible:

          (i) to account as mortgagee in possession or otherwise upon entry into possession hereunder, other than for actual receipts;

          (ii) to observe or perform, or to see to the observance or performance by the Corporation of any agreements or obligations to which the Corporation is a party or by which it is bound, whether before or during any period when the Holder or a Receiver has entered into possession hereunder;

          (iii) for loss or damage to the Mortgaged Property while in the possession of the Holder or a Receiver, the risk of which is hereby expressly agreed to be on the Corporation;

          (iv) to keep the Mortgaged Property identifiable or separate from other property which it owns or holds, whether fungible or not, while in the possession of the Holder or a Receiver; or

          (v) in the case of chattel paper, a security or an instrument in the possession of the Holder or a Receiver, to take any steps to preserve rights against other persons.

     (c) Notwithstanding any exclusion or limitation herein contained, to the extent that the provisions of any statute impose a duty or onus upon a person or restrict his rights or remedies in relation hereto, and such provisions are under Applicable Law incapable of waiver or variance by the Corporation, the provisions of such Applicable Law shall govern and the affected provisions hereof shall be deemed to be amended to the extent necessary to give effect to such Applicable Law without in any way affecting any other provision hereof.


                                      ARTICLE 15
                               ASSIGN FREE OF EQUITIES

15.1      PAYMENT FREE FROM EQUITIES

          The Obligations shall be paid by the Corporation, and may be assigned by the Holder, absolutely free and clear of all equities, rights of set-off, claims, defences, counterclaims, rights or other matters whatsoever, whether existing between the Holder and the Corporation and/or any third parties or intermediate holders, and whether now existing or hereafter arising (before or after notice to the Corporation of any assignment) which could impair or adversely affect in any way the entitlement of the Holder to enforce the Obligations strictly in accordance with the terms and provisions hereof, subject always to Article 5.

                                      ARTICLE 16
                                       EXPENSES

16.1      EXPENSES

     (a) All documents or information required to be furnished by the Corporation to the Holder under this Debenture shall be supplied without cost to the Holder.

     (b) The Corporation shall pay to the Holder all reasonable out-of-pocket costs and expenses, including all legal fees (on a solicitor and his own client basis) and consultants' fees and other expenses incurred by the Holder from time to time in the preparation, registration, enforcement, realization and collection of or in respect of this Debenture (including all reasonable out-of-pocket costs and expenses associated with the Holder considering the provision of consents, waivers or other acknowledgements hereunder). All such amounts shall become part of the Obligations, shall be payable by the Corporation on demand, shall bear interest at the rate set forth herein in respect of the Principal Amount calculated from the date incurred by the Holder to the date paid by the Corporation, and such amounts and interest shall be secured by the lien hereof. This provision shall not be construed to limit any other provisions of this Debenture dealing with the charge-back to the Corporation of expenses incurred by the Holder.


                                      ARTICLE 17
                 INTEREST ON OVERDUE AMOUNTS; CALCULATION OF INTEREST

17.1      INTEREST

     (a) The Corporation shall pay interest on all unpaid amounts hereunder (including interest on overdue interest, indemnities and expenses), on demand, from the date such unpaid amount is due until such unpaid amount is paid in full, calculated at the same rate per annum provided herein in respect of the Principal Amount.

     (b) In no event shall any interest or fee to be paid hereunder exceed the maximum rate permitted by Applicable Law. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under Applicable Law. It is further agreed that any excess actually received by the Holder shall be credited against the Principal Amount or, if the Principal Amount shall have been or would thereby be paid in full, the remaining amount shall be credited to the Corporation.

     (c) All interest (including interest on overdue interest) payable by the Corporation to the Holder hereunder shall accrue from day to day, computed as provided herein, and shall be payable after as well as before maturity, demand, default and judgment.


                                      ARTICLE 18
                                   EFFECTIVE NOTICE

18.1      NOTICE

          Any and all notices or other communications required or permitted to be given to the Corporation pursuant to this Debenture shall be in writing and given in any of the following manners:

     (a) by delivery to an officer or responsible employee of the Corporation, in which case such notice or other communication shall conclusively be deemed to have been given to the Corporation thereof at the time of such service; or

     (b) by telecopy to the Corporation at (303) 812-1510 in Denver in which case such notice or other communication shall conclusively be deemed to have been given to the Corporation thereof on the Banking Day sent, if sent prior to 2:00 p.m., or on the Banking Day following the date upon which it was sent, if sent at or after 2:00 p.m.


                                      ARTICLE 19
                                    MISCELLANEOUS

19.1      NO MERGER

          Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Corporation to make payment of, or to satisfy the Obligations, nor shall the acceptance of any payment or alternate security constitute or create any novation, and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

19.2      NO DISCHARGES UNLESS SPECIFICALLY PROVIDED

          No postponement or partial release or discharge of the lien hereof in respect of the Mortgaged Property shall in any way operate or be construed to release or discharge the security hereby constituted in respect of the Mortgaged Property except as therein specifically provided, or to release or discharge the Corporation from its liability to the Holder to fully pay and satisfy the Obligations.

19.3      PAYMENTS OR DELIVERIES DUE ON NON-BANKING DAYS

     (a) If any payment to be made by the Corporation hereunder shall become due and payable on a day which is not a Banking Day, such payment shall be made on the immediately following day which is a Banking Day, and any extension of time shall in such case be included in computing interest payable hereunder relating to such payment. All payments due hereunder shall be made in immediately available funds before 11:00 a.m. on the due date, and if made after 11:00 a.m. shall be deemed to have been made on the next Banking Day.

     (b) If any notice, certificate or other document is required to be delivered by the Corporation hereunder on a day which is not a Banking Day, such delivery may be made on the immediately following day which is a Banking Day.

19.4      GOVERNING LAW

     (a) This Debenture and any other documents or instruments delivered in accordance herewith shall be governed by and interpreted in accordance with the laws of Alberta and the laws of Canada applicable therein and shall be treated as Alberta contracts.

     (b) The Corporation agrees that the courts of Alberta shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with the aforesaid documents and it irrevocably submits to the non-exclusive jurisdiction of such courts, without prejudice to the rights of the Holder to take proceedings in any other jurisdictions, whether concurrently or not.

19.5      ASSIGNMENT BY CORPORATION

          The Corporation shall not and cannot assign its Obligations under this Debenture, or take any steps or enter into any transaction of any nature which would have that effect, without the prior written consent of the Holder.
Subject thereto, all Obligations of the Corporation hereunder shall bind the Corporation and its successors and assigns.

19.6      ACKNOWLEDGEMENT BY THE CORPORATION

          The Corporation acknowledges and agrees that this Debenture may be assigned by the Holder, without the consent of and without notice to the Corporation, to such person as the Holder may determine and, in such event such person shall be entitled to all of the rights and remedies of the Holder hereunder and the Holder shall be released and discharged from its obligations hereunder and the Corporation agrees not to assert against any assignee of the Holder and the rights of such assignee are not subject to any claims, defence, demand, set-off or other rights, whether at law or in equity, that the Corporation has or may have against the Holder.

19.7      TIME OF ESSENCE

          Time is of the essence of this Debenture.

19.8      COPY RECEIVED

          The Corporation acknowledges having received and retained a copy of this Debenture. The Corporation waives its right to receive a copy of any financing statement or financing change statement (and any verification statements issued in respect thereof) that may be registered by the Holder from time to time in respect of the lien hereof.

19.9      WAIVER OF PRESENTMENT

          Except as provided herein, the Corporation waives presentment of this Debenture for payment, diligence, notice of non-payment, protest and notice of protest.

19.10     SEVERABILITY

          If one or more of the provisions of this Debenture is, or is adjudged to be, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall, to the extent permitted at law, be severable.

19.11     SECURITY IN ADDITION

          The security hereby constituted is not in substitution for any other security for the Obligations, or for any other agreement between the parties whether or not creating any Security Interest in the Mortgaged Property whether heretofore or hereafter made, and such security and such agreement shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in a writing signed by the Corporation and the Holder. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Obligations or any part thereof shall not release or affect the lien hereof and none of the creation of this Debenture nor the taking of any proceedings hereunder or thereunder for the realization of the security hereby constituted shall release or affect any other security held by the Holder for the payment or performance of the Obligations.

19.12     WAIVERS AND CONSENTS

          No waiver of any provision hereof, or consent to any action or inaction shall be effective unless the same is in writing and signed by the party granting the same. Such waivers and consents shall not extend to any matters other than those in respect of which the same were given, and the same may be subject to such conditions as the party giving the same may stipulate.

19.13     HOLDER NOT BOUND TO ADVANCE

          Neither the execution and delivery nor the registration of this Debenture shall for any reason whatsoever obligate or bind the Holder to advance any moneys or, having advanced a portion, obligate the Holder in any way to advance the balance or any portion thereof, but nevertheless the lien hereof shall take effect forthwith upon execution of this Debenture and shall operate as security for the Obligations.

19.14     HOLDER EXCLUSIVELY ENTITLED

          The Holder of this Debenture from time to time will be regarded as exclusively entitled to the benefit of this Debenture, and all persons may act accordingly.

19.15     NEGOTIABLE INSTRUMENT

          This Debenture is to be treated as a negotiable instrument and all of the rights hereunder are exercisable by any holder hereof, and all persons may act accordingly.

19.16     DISCHARGE

          Once the Corporation has permanently satisfied all of the Obligations, the Holder shall, at the written request and expense of the Corporation, discharge the lien hereof and execute and deliver to the Corporation such deeds or other instruments as shall be required to give effect to such discharge, other than those Obligations which by the terms hereof survive such discharge and any termination.

19.17     FURTHER ASSURANCES

          The Corporation shall, forthwith at the request of the Holder and at the Corporation's sole cost and expense, do, execute and deliver or cause to be done, executed and delivered to the Holder all acts and every such further instrument as the Holder shall reasonably require to give effect to these presents and shall cause this Debenture and each of those further instruments to be registered, filed or recorded wherever, in the opinion of the Holder, such registration, filing or recording may be required or advisable to preserve, perfect or validate or continue the perfected status of any Security Interest granted pursuant hereto or thereto or to enable the Holder to exercise and enforce its rights hereunder or thereunder with respect to such Security Interest and shall, where appropriate, duly endorse the same for transfer in blank or as the Holder may direct and shall make all reasonable efforts to forthwith deliver to the Holder any and all consents or other instruments or documents necessary to comply with any restrictions on the transfer thereof in order to transfer the same to the Holder.

          The Corporation shall promptly notify the Holder of:

     (a) any change in the name, address or other particulars in respect of the Corporation for which the registration of a financing change statement is required;

     (b) the removal of any of the Mortgaged Property to any jurisdiction in which any registration of, or in respect of, this Debenture may not be effective to protect the lien hereof, and in the case of that removal to provide the Holder with a written certificate stating the time of removal, what is being removed and the intended new locality of that part of the Mortgaged Property; and

     (c) the Corporation's acquisition of any property that is not adequately described in this Debenture.

19.18     ATTORNEY-IN-FACT

          The Holder is hereby appointed the attorney-in-fact of the Corporation for the purpose of carrying out the provisions of Section 19.17 and taking any action and executing any instruments which the Holder may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

          IN WITNESS WHEREOF the Corporation has executed this Debenture.


                                       FOREST OIL CORPORATION


                                       By: /s/ Kenton M. Scroggs
                                           -----------------------------------
                                           Name: Kenton M. Scroggs         c/s
                                           Title: Vice-President and Treasurer